UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2014

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286

(a Florida corporation)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on May 25, 2013 TECO Energy, Inc. (the “Corporation”) entered into an agreement to acquire all of the capital stock of New Mexico Gas Company, Inc. (“NMGI”), a wholly owned subsidiary of Continental Energy Systems LLC (“CES”). NMGI is the parent company of New Mexico Gas Company, Inc. (“NMGC”). The closing of the acquisition (the “NMGC Acquisition”) is subject to numerous closing conditions, including receipt of all required regulatory approvals, including approval from the New Mexico Public Regulation Commission (“NMPRC”). On July 9, 2013, the Corporation filed a joint application with NMGC and CES with the NMPRC for approval of the acquisition. On May 14, 2014, the Corporation reached a settlement agreement with the New Mexico Industrial Energy Consumers, which represents large customers of NMGC, and the New Mexico Attorney General’s office, which represents New Mexico residential and small business customers, with regards to the NMGC Acquisition. Under the terms of the settlement, among other elements, NMGC will freeze customer rates until the end of 2017 and limit job reductions in the first three years after the NMGC Acquisition. The NMPRC staff did not oppose the settlement.

On June 30, 2014, the NMPRC hearing examiner issued a certification of stipulation recommending that the NMPRC approve the transaction and related matters. The NMPRC still must decide whether the settlement is in the public interest and whether to approve the NMGC Acquisition, which decision we expect in the third quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2014		TECO ENERGY, INC.
(Registrant)

	By:	/s/ David E. Schwartz
David E. Schwartz
Vice President-Governance, Associate General Counsel and Corporate Secretary